Exhibit 5

ATTORNEYS AT LAW One Independent Drive, Suite 1300 Jacksonville, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

December 30, 2016

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

Ladies and Gentlemen:

We have acted as securities counsel for 22nd Century Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $100.0 million aggregate amount of any of the following: (i) the Company’s common stock, $0.00001 par value (the “Common Stock”); (ii) the Company’s preferred stock, $0.00001 par value (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) contracts (the “Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, Debt Securities, shares of Common Stock or shares of Preferred Stock at a future date; (iv) units (the “Units”) consisting of one or more Purchase Contracts, shares of Common Stock, shares of Preferred Stock, Debt Securities, or any other combination of such securities; (vi) subscription rights (the “Rights”) to purchase Debt Securities, Common Stock, Preferred Stock or other securities of the Company; and (vii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, or Debt Securities of the Company. The Common Stock, the Preferred Stock, the Purchase Contracts, the Units, the Debt Securities, the Rights and the Warrants are referred to herein collectively as the “Securities.” The Registration Statement also related to the issuance of up to 11,293,211 shares of Common Stock (the “Warrant Shares”) upon the exercise of the Company’s outstanding warrants issued on July 27, 2016 and October 19, 2016, respectively, that were registered under the Company’s prior registration statement on Form S-3 (Registration Nos. 333-195386 and 333-214093) as declared effective by the SEC on June 5, 2014. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the articles of incorporation of the Company, as amended to date; (ii) the bylaws of the Company, as amended to date; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the proceedings and actions taken by the Board of Directors of the Company; (vi) the form of indenture filed as Exhibit 4.4 to the Registration Statement; (vii) the warrant agreements relating to the Warrant Shares and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

22nd Century Group, Inc.

December 30, 2016

Based upon the foregoing and subject to the qualifications set forth herein, it is our opinion that:

(1)           When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Nevada law and the articles of incorporation and bylaws of the Company to approve the issuance of Common Stock (including the Warrant Shares and any shares of Common Stock to be issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), and (b) shares of Common Stock have been issued and sold against payment of the consideration as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board of Directors, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those shares of Common Stock, those shares of Common Stock (including the Warrant Shares) will be validly issued, fully paid and nonassessable.

(2)           When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Nevada law and the articles of incorporation and bylaws of the Company to designate a series of Preferred Stock and approve the issuance of Preferred Stock of such series, (b) the amendment to the Company’s articles of incorporation so designating such series has been with filed the State of Nevada, and (c) Preferred Stock of such series have been issued and sold against payment of the consideration as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board of Directors, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those shares of Preferred Stock, those shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)           Upon approval of the terms of the Debt Securities by the Board of Directors of the Company in accordance with the applicable indenture, the Debt Securities will be duly authorized, and when duly executed, authenticated, issued and delivered against payment in accordance with the terms of such indenture, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

22nd Century Group, Inc.

December 30, 2016

(4)           When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Nevada law and the articles of incorporation and bylaws of the Company to approve the issuance of Purchase Contracts and the securities underlying such Purchase Contracts, and (b) Purchase Contracts have been issued and sold against payment of the consideration as described in the Registration Statement and the applicable Purchase Contract, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board of Directors, in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Purchase Contracts, such Purchase Contracts will be legally issued and will be valid and binding obligations of the Company.

(5)           When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Nevada law and the articles of incorporation and bylaws of the Company to approve the issuance of Units and the securities comprising such Units, and (b) when Units have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board of Directors, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Units, those Units will be legally issued and will be valid and binding obligations of the Company.

(6)           When (a) the Board of Directors of the Company has taken all necessary action in conformity with Nevada law and the articles of incorporation and bylaws of the Company to approve the issuance of the Rights and the securities underlying such Rights, and (b) the Rights have been issued and sold against payment of the consideration as described in the Registration Statement, including the prospectus supplement relating to the Rights, and in accordance with any related rights offering agreement approved by the Board of Directors, the Rights will be legally issued and will be valid and binding obligations of the Company.

(7)           When (a) the Board of Directors of the Company has taken all necessary corporate action in conformity with Nevada law and the articles of incorporation and bylaws of the Company to approve the issuance of Warrants and the securities underlying such Warrants, and (b) the Warrants have been issued and sold against payment of the consideration as described in the Registration Statement and the applicable warrant agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board of Directors, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Warrants, those Warrants will be legally issued and will be valid and binding obligations of the Company.

22nd Century Group, Inc.

December 30, 2016

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Nevada and, with respect to the Debt Securities, the laws of the State of New York.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP